EXHIBIT 4.22

Stock Transfer Agreement

AGREEMENT

BY AND BETWEEN

YANGPU LIANZHONG MINING CO., LTD.

AND

BAYANNAOER CITY FEISHANG COPPER CO., LTD.

ON STOCK TRANSFER OF

HAINAN NONFERROUS METAL MINING CO., LTD.

Agreement Number: ___________________

Stock Transfer Agreement

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	5
2.	TRANSFER OF STOCK	6
3.	CONSIDERATION	6
4.	STOCK TRANSFER PROCEDURES	7
5.	EXTENSION OF EXPLORATION RIGHTS	7
6.	REPRESENTATIONS AND WARRANTIES	7
7.	INFORMATION DISCLOSURE AND CONFIDENTIALITY	8
8.	TAXES AND EXPENSES	9
9.	DEFAULT LIABILITY	9
10.	FORCE MAJEURE	9
11.	AMENDMENT AND TERMINATION OF THE AGREEMENT	9
12.	GOVERNING LAW	10
13.	DISPUTE RESOLUTION	11
14.	EFFECTIVE DATE OF THE AGREEMENT	11
15.	OTHER CONVENTIONS	11

Stock Transfer Agreement

THIS AGREEMENT is signed in Futian District of Shenzhen by and between:

Party A:

Yangpu Lianzhong Mining Co., Ltd.  (“Transferor”)

Address: Room 202, 2/F, Podium Building of ICBC Building, Yangpu Economic Development Zone

Legal representative: Li Feiwen

Party B:

Bayannaoer City Feishang Copper Co., Ltd.  (“Transferee”)

Address: Qingshan Industrial Park, Wulatehouqi County, Bayannaoer City, Inner Mongolia

Legal representative: Wang Genyin

WHEREAS

A.

HAINAN NONFERROUS METAL MINING CO., LTD. (hereinafter referred to as “Target Company” or “Hainan Nonferrous”), registered in the Administration of Industry and Commerce of Hainan Province on 27 September 2007, is a limited liability company organized and validly existing under the law of the People’s Republic of China with a registered capital of RMB68,000,000, a paid-up capital of RMB68,000,000 and a total of 68,000,000 shares issued and its business license registration number being 460000000014694.

B.

The Target Company is the rightful holder of 12 “Mineral Exploration Permits” issued by the Land Environment and Resources of Hainan Province as shown below:

Number	Exploration Projects	Chart Numbers	Exploration Area	Validity Period
T46120080302002736	Mineral exploration of Dadao Molybdenum-Lead-Zinc Mine in Qianjia Town, Ledong County, Hainan Province	E49E009004	12.21 km²	2010/02/28 ~ 2012/02/28
T46120080602009176	Mineral exploration of Baowenling Molybdenum-Lead-Copper Mine in Nanlin Town, Baoting County, Hainan Province	E49E010007	42.35 km²	2010/02/28 ~ 2012/02/28

Stock Transfer Agreement

T46120080602009175	Mineral Exploration of Jinling Gold Mine in Chengmai County, Hainan Province	E49E003009	38.84 km²	2010/01/06 ~ 2012/01/06
T46120080602009178	Mineral exploration of Xinyuan Lead-Zinc Mine in Dongfang City, Hainan Province	E49E008004	5.08 km²	2010/01/06 ~ 2012/01/06
T46120080602009174	Mineral exploration of Yitong Copper Polymetallic Mine in Ledong County, Hainan Province	E49E009005	26.66 km²	2010/01/06 ~ 2012/01/06
T46120080602009173	Mineral exploration of Laomaogou Lead-Zinc Mine in Zhongsha Town, Dongfang City, Hainan Province	E49E008004	5.49 km²	2010/02/28 ~ 2012/02/28
T46120080302002752	Mineral exploration of Dayinling Copper Polymetallic Mine in Qiongzhong City, Hainan Province	E49E004007	26.33 km²	2010/02/28 ~ 2012/02/28
T46120080602009180	Mineral exploration of Daogangling Lead-Zinc Mine in Baisha County, Hainan Province	E49E006006	14.60 km²	2010/02/28 ~ 2012/02/28
T46120080602009179	Mineral exploration of Haoganling Molybdenum-Copper Mine in Fenghuan Town, Sanya City, Hainan Province	E49E010006	40.72 km²	2010/05/01 ~ 2012/05/01
T46120080302002753	Mineral exploration of Zhengmianling Copper Polymetallic Mine in Anding County, Hainan Province	E49E005010	19.05 km²	2010/05/01 ~ 2012/05/01

Stock Transfer Agreement

T46120090902034197	Mineral exploration of Baoshi Copper Polymetallic Mine in Baoting County, Hainan Province	E49E001007	26.47 km²	2009/09/21 ~ 2011/09/21
T46120090902034196	Mineral exploration of Hanxiao Copper Mine in Qianjia Town, Ledong County, Hainan Province	E49E009004	8.55 km²	2009/09/21 ~ 2011/09/21

C.

Party A is a shareholder of the Target Company, holding 48% of its equity interest (a total of 32,640,000.00 shares, hereinafter referred to as “Target Stock”), of which 18% (a total of 12,240,000.00 shares) are held by Yangpu Fengyu Industrial Development Co., Ltd. on behalf of Party A.

D.

Party B is a limited liability company organized and validly existing under the law of the People’s Republic of China

E.

The unaudited Balance Sheet of Hainan Nonferrous as of October 31, 2010 is shown in Appendix 1.

F.

Party B has been aware of the current situation of the Target Company and confirmed the acquisition of the Target Stock.  In view of this, the Parties to this Agreement have reached an agreement on the transfer of stock in accordance with the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows by the Parties on the stock transfer of the Target Company in accordance with the “Company Law” and “Contract Law”:

1.

DEFINITIONS AND INTERPRETATION

In the Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Party A”

means Yangpu Lianzhong Mining Co., Ltd.;

“Party B”

means Bayannaoer City Feishang Copper Co., Ltd.;

“Transferor”

means Party A;

“Transferee”

means Party B;

“the Parties”

means Party A and Party B;

Stock Transfer Agreement

“a Party”

means either Party A or Party B;

“Target Company”

means Hainan Nonferrous Metal Mining Co., Ltd.;

“Target Stock”

means the 48% of the equity interest in the Target Company the Transferor holds;

“Exploration Rights”

means the rights as specified in the “Mineral Exploration Permits” held by the Target Company;

“this Agreement”

means this stock transfer agreement signed by both parties

“Target Company By-laws”

means “Hainan Nonferrous Metal Mining Co., Ltd.’s By-Laws”;

“Company Law”

means “the PRC Company Law”;

“Contract Law”

means “the PRC Contract Law”;

“Business Registrar”

means the Administration of Industry and Commerce of Hainan Province;

“Transfer Date”

means the date for transfer of information related to the Target Stock by the Transferor to the Transferee as well as the signing of the transfer checklist by both parties, which is also the completion date under this Agreement;

“Force Majeure”

means all the unforeseeable, unavoidable and insurmountable events that prevent either party from fully or partially fulfilling its obligations under this agreement or render the Target Company unable to carry on with its operation, including but not limited to such natural disasters as earthquake, hurricane, flooding, tsunami, landslide, lightning, etc. and war;

Stock Transfer Agreement

“the PRC”

means the People’s Republic of China which, for the purpose of this Agreement, shall exclude Hong Kong Special Administration Region, Macao Special Administration Region of the PRC and Taiwan;

“RMB”

means Renminbi, the lawful currency of the PRC

2.

TRANSFER OF STOCK

2.1

The Parties to this Agreement acknowledge and agree that the Transferor shall transfer the 48% of the equity interest in the Target Company it holds to the Transferee in accordance with the terms and conditions set out in this Agreement.

2.2

The Parties to this Agreement acknowledge and agree that the Transferor shall, upon receipt of RMB 30,000,000.00 as consideration for the stock transfer and as from the Transfer Date, simultaneously transfer all of its rights, obligations and responsibilities as specified in the Contract Law and the Target Company By-law to the Transferee.

2.3

The Parties to this Agreement acknowledge and agree that the rights and obligations the shareholders of the Target Stock are entitled to and assume respectively shall be defined in accordance with the Company Law and the Target Company By-laws.

3.

CONSIDERATION

3.1

The Parties to this Agreement acknowledge and agree that Party B and/ or its designated enterprise shall pay a total of RMB 30,000,000.00 for the purchase of the 48% of equity interest in Hainan Nonferrous as consideration.

3.2

Payment should be made in whole to the account designated by the Transferor within 7 business days after the execution of this Agreement.

3.2.1

Party A’s account:

Name of Account:

Yangpu Lianzhong Mining Co., Ltd.

Name of Bank:

Industrial and Commercial Bank of China Ltd. Yangpu Branch

Account Number:

2xxxxxxxxxxxxxxxxxx

Stock Transfer Agreement

4.

STOCK TRANSFER PROCEDURES

4.1

The Transferor shall, within 10 business days after the Transferee’s payment of the consideration, transfer all the information obtained as the shareholder of the Target Company to the Transferee so that both parties can sign the transfer checklist.  The Transferee shall, as from the Transfer Date, assume all rights and obligations of the Target Stock.  At the same time, the Transferee shall be entitled to the profits of the Target Company and the claims it owns and responsible for all of its liabilities.

4.2

The Transferor shall, within 20 business days after the Transferee’s payment of the consideration, deliver or procure to be delivered to the Transferee all the documents as may be necessary for the transfer of the Target Stock and assist the Transferee in completing the procedures for the changes in the Business Registrar.

4.3

Upon the completion of the procedures for the changes in the Business Registrar, the Transferee shall, in accordance with the Company Law of the PRC, possess all right to amend or redraft the Target Company’s By-laws, to appoint or dismiss any director, supervisor, senior management personnel and employee of the Target Company.

5.

EXTENSION OF MINING RIGHTS

The Parties to this Agreement agree that upon this Agreement becoming effective, the Transferee shall, should the Exploration Rights expire, be responsible for applying for extension of the Exploration Rights, assume the corresponding rights and obligations and bear all the taxes and fees for mining right application that are yet to pay.

6.

REPRESENTATIONS AND WARRANTIES

6.1

The Parties to this Agreement hereby warrant and represent as follows:

6.1.1

The Parties to this Agreement are legal persons with full legal capacity.

6.1.2

The Parties to this Agreement have obtained or guarantee to be able to obtain the authorization required for entering into this Agreement.

Stock Transfer Agreement

6.1.3

The execution and performance of this Agreement by the Parties to this Agreement shall not violate any law or any contractual obligations the Parties are subject to.

6.1.4

The Parties to this Agreement shall take all necessary measures to assist in the completion of all the procedures for transferring the Target Stock to the Transferee.

6.2

The Transferor hereby warrants and represents as follows:

6.2.1

As of the date of the signing of this Agreement, the Transferor is the legitimate holder of the Target Stock and the Target Company is the legitimate owner of the Exploration Rights and such stock and exploration rights are not pledged or mortgaged.

6.2.2

The Target Company is duly organized and validly existing under the law of the People’s Republic of China and there exists no dissolution or liquidation of the company, or termination or suspension of business by shareholders or the authority concerned.

6.3

The Transferee hereby warrants and represents as follows:

6.3.1

The Transferee acknowledges that it has full legal right to conduct the matters in respect of stock acquisition from the Transferor and full capacity to fulfill its obligations under this Agreement.

6.3.2

The Transferee acknowledges that it shall, as from the Transfer Date, fully assume the obligations and responsibilities of the shareholders of the Target Company that correspond to its equity ratio.

7.

INFORMATION DISCLOSURE AND CONFIDENTIALITY

7.1

The Parties to this Agreement shall not in any form disclose any information concerning this stock transfer to any third party unrelated to this stock transfer except under the following circumstances:

7.1.1

Disclosure of information is required by laws, administrative regulations or in the approval or register procedures stipulated in other normative documents.

7.1.2

Disclosure of information to a third party is necessary to fulfill the obligations or representations and warranties under this Agreement.

7.2

The Parties to this Agreement shall take all necessary measures to ensure that the informed members of staff of the Parties shall keep the information about this stock transfer confidential.

Stock Transfer Agreement

8.

TAXES AND EXPENSES

8.1

Any taxes and/ or expenses stipulated in the law, administrative regulations and other normative documents incurred in connection with this stock transfer shall be borne by the Transferor and/ or Transferee according to the law, administrative regulations and normative documents; any taxes and/ or expenses not stipulated in the law, administrative regulations and other normative documents shall be equally borne by the Transferor and Transferee.

9.

DEFAULT LIABILITY

9.1

Should a Party to this Agreement fail to fulfill its obligations under this Agreement or to perform its obligations in accordance with this Agreement, it shall continue to fulfill its obligations, take remedial measures or make compensation for breach of contract.

9.2

In the event Party B fails to make its payment at the time agreed upon in this Agreement, it is liable to pay liquidated damages on payments overdue by more than 30 days at the rate of 0.05% of the overdue amounts for each day overdue.

10.

FORCE MAJEURE

10.1

Should a Party to this Agreement be prevented from performing its obligations under this Agreement owing to an event of Force Majeure, it shall, depending on the impact of the event of Force of Majeure, be partially or completely exempt from the defaulting liabilities arising therefrom, except as otherwise stated in law.

10.2

In occurrence of Force Majeure the affected shall promptly notify the other party so as to mitigate the losses which may possibly be inflicted on the other party and provide documents evidencing the particulars of such occurrence within 10 business days after occurrence of Force of Majeure.

10.3

Should an event of Force of Majeure occur after a Party’s delay in performance of its obligations, that party shall not be exempt from defaulting liabilities.

11.

AMENDMENT AND TERMINATION OF AGREEMENT

11.1

The rights, obligations or responsibilities stipulated in this Agreement could be amended with the consent of the Parties to this Agreement. Approval and registration procedures required for making any amendment to this Agreement shall be completed in accordance with the relevant laws and administrative regulations.

Stock Transfer Agreement

11.2

No amendment of the rights and obligations under this Agreement shall be valid unless made in writing and duly signed by the legal representatives or authorized agents of the Parties to this Agreement.  Without the special authorization of the Parties to this Agreement, the designated representatives of the Parties to this Agreement shall have no right to agree the amendment of any of the provisions of this Agreement being made in any form.

11.3

Neither party shall transfer any of its rights and obligations under this Agreement to any third party without the written consent of the other.

11.4

Except as otherwise stipulated in this Agreement, neither party shall terminate this Agreement unilaterally.

11.5

In case one of the Parties intends to terminate this Agreement, the party intended shall notify the other party in writing regarding the said matter.  In this case, this Agreement shall be terminated on the day when the notification arrives at the other party.  Should the other party have any objections, it may request the court to determine the validity of the termination of the Agreement.

11.6

After the termination of this Agreement, the Parties shall cease to fulfill the obligations yet to be performed; in cases where the obligations have been performed, remedies in the form of restitution and loss compensation may be adopted, depending on the nature of the agreement and the extent to which the obligations have been performed.

11.7

The termination of the rights and obligations under this Agreement shall not affect the validity of the default liability, dispute resolution and governing law clauses in this Agreement.

12.

GOVERNING LAW

12.1

Unless stipulated otherwise in this Agreement, the determination, enjoyment, performance and assumption of the rights, obligations and responsibilities of the Parties under this Agreement shall be governed and construed by the laws of the PRC.

12.2

Where the terms laid down in this Agreement are not sufficiently precise or complete, the Parties to this Agreement shall reach a supplementary agreement in accordance with the governing law, reasonable business practice as well as the principle of credibility and honesty.

Stock Transfer Agreement

13.

DISPUTE RESOLUTION

13.1

Disputes arising out of or in connection with this Agreement shall be settled through negotiation.

13.2

Should the negotiation fail, any disputes related to this Agreement shall be submitted to the People’s Court of the place where this Agreement is signed.

14.

EFFECTIVE DATE OF THE AGREEMENT

14.1

This Agreement shall become effective as of the date when it is duly signed by the legal representatives or authorized agents of the Parties to this Agreement with common seal.

15.

OTHER CONVENTIONS

15.1

Appendix to the Agreement is an integral part of this Agreement and has the same legal force and validity as this Agreement.

15.2

This Agreement is made in four originals with the same legal force and validity, of which each party holds two.

(NEXT PAGE IS THE SIGNATURE PAGE)

Stock Transfer Agreement

(SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT)

Party A:

Yangpu Lianzhong Mining Co., Ltd.  (“Transferor”)

Legal representative/ authorized representative: /s/ Li Feiwen

Date:  11 / 30 / 2010

Party B:

Bayannaoer City Feishang Copper Co., Ltd.  (“Transferee”)

Legal representative/ authorized representative: /s/ Wang Genyin

Date: 11 / 30 / 2010

Stock Transfer Agreement

APPENDIX 1:

HAINAN NONFERROUS CONSOLIDATED BALANCE SHEET

HAINAN NONFERROUS METAL MINING CO., LTD UNAUDITED CONSOLIDATED BALANCE SHEET		As at 31 October 2010
Assets		Liabilities and Equity
Current Assets:	RMB	Current Liabilities:	RMB
Cash and bank balance	6,659,179.89	Bills payable	--
Financial assets held for trading	--	Accounts payable	--
Account receivable - others	--	Receipt in advance	--
Account receivable – related parties	--	Accrued payables	222,351.81
Bills receivable	--	Tax payable	(61,058.38)
Other receivable	2,053,096.12	Other payables	626,586.80
Deferred income – unrecognized financial income	--	Dividend payable	--
Inventories	77,901.55	Capital lease obligation - current	--
Prepayment	--	Deferred income tax liabilities	--
Deferred expenses	(1,388.89)	Amount due to group companies	140,844.91
Deferred tax assets	--	Amount due to related parties	--
Amount due from group companies	120,200.78	Amount due to associates	--
Amount due from related parties	3,088,739.92	Total Current Liabilities:	928,725.14
Amount due from associates	--	Non-current Liabilities:
Total Current Assets:	11,997,729.37	Capital lease obligation – long-term	--
Non-current Assets:		Deferred taxation –long-term	--
Long-term deposits	--	Long-term loans	--
Amount due from associates	--	Long-term payables	--
Unrecognized finance charges	--	Total Non-current Liabilities:	--
Fixed assets	1,757,465.55	Equity:
Land use rights	--	Paid-in capital	68,000,000.00
Construction in progress	680,511.56	Additional paid-in capital	--
Long-term equity investments - subsidiaries	--	Reserves	(149,684.47)
Long-term equity investments – associates	--	Goodwill arising from related acquisitions	--
Long-term equity investments – others	--	Other comprehensive income	--
Intangible assets	9,678.70	Opening retained earnings	(41,215,650.46)
Mining rights	--	Profit for the current year	(13,232,895.55)
Exploration rights	--	Interests Attributable to Equity Holders of the Parent	13,401,769.53
Goodwill	--	Non-controlling Interests	114,890.51
Total Non-current Assets:	2,447,655.81	Total Equity	13,516,660.04
Total Assets	14,445,385.18	Total Liabilities and Equity	14,445,385.18

Stock Transfer Agreement

APPENDIX 2:

TRANSFER CHECKLIST

1.

A copy of Hainan Nonferrous Metal Mining Co., Ltd.’s business registration documentation stamped with the official seals of the Administration of Industry and Commerce of Hainan Province;

2.

A copy of Hainan Nonferrous Metal Mining Co., Ltd. By-laws:

3.

Three copies of Hainan Nonferrous Metal Mining Co., Ltd. Inaugural Meeting and First Shareholders’ Meeting Resolution;

4.

Three copies of the Resolution of Hainan Nonferrous Metal Mining Co., Ltd. First Meeting of First Board of Directors;

5.

Two copies of the Resolution of Hainan Nonferrous Metal Mining Co., Ltd. First Meeting of First Supervisory Committee;

6.

A copy of the Minutes of Hainan Nonferrous Metal Mining Co., Ltd. Extraordinary General Meeting;

7.

A copy of the Minutes of Hainan Nonferrous Metal Mining Co., Ltd. 2007 Annual Inspection Report stamped with the official seals of the Administration of Industry and Commerce of Hainan Province;

8.

A copy of the Minutes of Hainan Nonferrous Metal Mining Co., Ltd. 2008 Annual Inspection Report stamped with the official seals of the Administration of Industry and Commerce of Hainan Province;

9.

A copy of the Minutes of Hainan Nonferrous Metal Mining Co., Ltd. 2009 Annual Inspection Report stamped with the official seals of the Administration of Industry and Commerce of Hainan Province;

10.

A photocopy of the original and duplicate copy of Hainan Nonferrous Metal Mining Co., Ltd.’s latest business license which has passed 2009 Annual Inspection.

Note: all documents listed above are original copies

Transferor: /s/ Jiao Fangmin	Transferee: /s/ Cheng Manfu

Date: December 17, 2010	Date: December 17, 2010